EXHIBIT 99.6


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THESE SECURITIES MAY NOT BE EXERCISED UNLESS THE EXERCISE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE EXERCISE IS EXEMPT FROM REGISTRATION THEREUNDER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY AFTER THE ISSUE DATE].


                          COMMON SHARE PURCHASE WARRANT

No. ___________

                  To Purchase Common Shares, Without Par Value

                      CRYSTALLEX INTERNATIONAL CORPORATION

         THIS CERTIFIES that, for value received, O, (the "PURCHASER") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City time on ___________, 2005 (the "TERMINATION DATE"), but not thereafter, to subscribe for and purchase from CRYSTALLEX INTERNATIONAL CORPORATION, a corporation continued under the Canada Business Corporations Act (the "COMPANY"), [25% OF THE NUMBER OF SHARES PURCHASER SHALL RECEIVE UPON FULL CONVERSION OF THE DEBENTURES] shares (the "WARRANT SHARES") of the Company's common shares, without par value (the "COMMON SHARES"), at an exercise price equal to [130% OF THE 5 TRADING DAY VWAP OF THE COMMON SHARES ENDING ON THE DAY IMMEDIATELY PRECEDING THE CLOSING, NOT TO BE LESS THAN C$2.45] (the "EXERCISE PRICE"). The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Purchase Agreement dated September ___, 2002 (the "AGREEMENT") entered into between the Company and the Purchaser, among others. Capitalized terms used herein and not defined shall have the meaning specified in the Agreement.

1. Title of Warrant. Prior to the expiration hereof, this Warrant and all rights hereunder may not be transferred or assigned without the prior written consent of the Company, which shall not be unreasonably withheld.


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                                      -2-



2. Authorization of Shares. The Company covenants that all Common Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.       Exercise of Warrant.
         -------------------

(a) Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part before 5:00 p.m. New York City time on the Termination Date, or such earlier date on which this Warrant may terminate as provided in Section 11 below, by the surrender (which may be by fax) on any business day of this Warrant and the Notice of Exercise annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the full Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Common Shares so purchased. The Company shall use its best efforts to have delivered certificates for shares purchased hereunder to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. Payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

(b) Alternatively, and only in the event the Warrant Shares are not covered by an effective registration statement and a current prospectus, the Warrant holder may, following the Effectiveness Deadline (as defined in the Registration Rights Agreement, dated as of the date hereof by and among the Company, the Purchaser and the other purchasers named therein) exercise this Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Shares this Warrant, together with a Notice of Exercise specifying the number of Warrant Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("SURRENDERED SHARES").

         The number of Deliverable Shares shall be calculated as follows:

         # of Deliverable Shares = # of Surrendered Shares x Fair Market Value
                                                             -----------------
         of Common Shares less Exercise Price
         ------------------------------------
         Fair Market Value of Common Shares

         "FAIR MARKET VALUE" shall have the meaning specified in Section 12(c) below.

         In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised



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                                      -3-


         and/or surrendered, and the Company, at its expense, shall use its best efforts to deliver within three (3) Trading Days to or upon the order of the Warrant holder a new Warrant of like tenor in the name of Warrant holder or as Warrant holder (upon payment by Warrant holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

         All exercises will be deemed to occur as of the date of the Notice of Exercise (or such later date as may be specified in the Notice of Exercise), and the Company shall use its best efforts to deliver certificates for the Common Shares purchased hereunder to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise under Section 3(a) at any time thereafter if the Company fails to timely deliver the applicable certificates to the Warrant holder as provided in this Warrant.

         The Warrant holder shall not be required to physically surrender this Warrant to the Company unless this Warrant is being exercised for all of the remaining Warrant Shares for which it is exercisable. The Warrant holder and the Company shall maintain records showing the number of Warrant Shares for which this Warrant has been exercised and the dates of such exercises or shall use such other method, reasonably satisfactory to the Warrant holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Warrant holder may not transfer this Warrant unless it first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Warrant holder a new Warrant of like tenor, registered as the Warrant holder may request, representing in the aggregate the remaining number of Warrant Shares for which this Warrant may be exercised. The Warrant holder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following any partial exercise of this Warrant, the number of Warrant Shares for which this Warrant is exercisable may be less than the number of Warrant Shares set forth on the face hereof.

         The term "TRADING DAY" means (x) if the Common Shares are listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Shares are not listed on either of such stock exchanges but sale prices of the Common Shares are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Shares are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

         Notwithstanding any provision to the contrary herein, this Warrant may not be exercised, and no Common Shares may be issued thereby, unless such exercise has been registered under the Securities Act or is exempt from registration therefrom.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

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                                      -4-



5. Charges, Taxes and Expenses. Issuance of certificates for Common Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that in the event certificates for Common Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant certificate to the Purchaser in connection with the Purchaser's surrender of a Warrant certificate upon the exercise of less than all of the Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.


6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7. No Rights as Shareholder until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser (or any subsequent holder hereof) shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

8. Assignment and Transfer of Warrant. This Warrant may not be assigned in whole or in part without the prior written consent of the Company, which shall not be unreasonably withheld.

9. Loss, Theft, Destruction or Mutilation of Warrant. In the event that the holder hereof notifies the Company that its Warrant has been mutilated, lost, stolen or destroyed, then a replacement Warrant identical in all respects to the original Warrant (except for any registration number and any adjustments to the Exercise Price or the number of Warrant Shares issuable thereunder if different than that shown on the original Warrant) and the

         Company shall use its best efforts to deliver to the holder by the Company within three (3) Trading Days of such notice; provided, that in case of loss, theft or destruction, the holder has provided the Company with an agreement reasonably satisfactory to the Company to indemnify the Company against any loss in connection with such lost, stolen or destroyed Warrant.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. Effect of Certain Events. If at any time while this Warrant or any portion hereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or
         (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12 below. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

12.      Adjustments of Exercise Price and Number of Warrant Shares.

         The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

(b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Shares payable in Common Shares or other securities or rights convertible into Common Shares ("COMMON SHARE EQUIVALENTS") without payment of any consideration by holders of Common Shares for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon exercise or conversion thereof), then the number of Common Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Shares shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and Common Shares issuable upon conversion of all such securities convertible into Common Shares) of Common Shares as a result of such dividend, and the Exercise Price shall be proportionately reduced so that the aggregate Exercise Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Shares, other than as part of its dissolution, liquidation or the winding up of its affairs, any cash, shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Shares), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per Common Share on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per Common Share on the record date for the dividend or distribution minus the amount allocable to one Common Share of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, "Fair Market Value" shall equal the daily volume weighted average closing trading price of the Common Shares on the Principal Market for the five (5) Trading Days preceding the date of determination or, if the Common Shares are not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the holder hereof, or, if the Common Shares are not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Shares shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

(d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Warrant holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

(e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

(f) Exercise Price Adjustment. In the event that the Company issues or sells any Common Shares or securities which are convertible into or exchangeable for its Common Shares or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Shares or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's current or future employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act) at an effective Exercise Price per share which is less than the Exercise Price then in effect, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issue or sale, plus (2) the number of Common Shares which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price then in effect; and (y) the denominator of which shall be the number of Common Shares of the Company outstanding immediately after such issue or sale.

         For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, Common Shares ("CONVERTIBLE SECURITIES"), the maximum number of Common Shares issuable upon exercise, exchange or conversion of such Convertible



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                                      -8-


         Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Shares upon exercise, exchange or conversion of such Convertible Securities.

         The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(f), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

         Notwithstanding any provision to the contrary in this subparagraph 12(f), the Exercise Price shall not be reduced on account of adjustments made pursuant to this subparagraph 12(f) to less than [THE AMOUNT WHICH IS 15% LESS THAN THE AVERAGE OF THE DAILY VWAP FOR THE 5 TRADING DAYS IMMEDIATELY PRECEDING CLOSING].

13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. In such event, the number of Warrant Shares shall be increased proportionately such that the product of the adjusted Exercise Price and the number of Warrant Shares shall equal such product prior to the adjustment of the Exercise Price.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the American Stock Exchange or any domestic securities exchange or trading market upon which the Common Shares may be listed or quoted.

16.      Compliance with Securities Laws.


(a) The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the holder hereof upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND 1 DAY AFTER THE ISSUE DATE].

(b) Without limiting the Purchaser's right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Purchaser, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws or applicable Canadian securities laws.

(c) Neither this Warrant nor any Common Share issued upon exercise of this Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act, unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act.

17. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

18. Replacement Warrants. The Company agrees that within ten (10) Trading Days after any request from time to time of the Warrant holder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Exercise Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Exercise Price or number of Warrant Shares contained herein.

19. Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

20.      Miscellaneous.

(a) Issue Date; Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 18(C).

         NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Purchaser or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid or by an internationally recognized courier service by overnight or two-day service, to the Purchaser or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 20(d).

(d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Certificate of Continuance or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefore on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  _____________, 2002

                                             CRYSTALLEX INTERNATIONAL
                                             CORPORATION


                                             By:  ______________________________
                                                  Name:
                                                  Title:
Agreed and Accepted
this __ day of__________, 2002

O

By: ___________________________________

    Name:
    Title:

                               NOTICE OF EXERCISE
                               ------------------



To:      CRYSTALLEX INTERNATIONAL CORPORATION

(1)      The undersigned hereby elects:

         (A) to purchase ________ Common Shares of Crystallex International Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

         (B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder, ______ Common Shares, and herewith makes payment therefore with _______ Surrendered Shares.

(2) Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

                           __________________________
                           (Name)

                           __________________________
                           (Address)
                           __________________________


(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                           Other Name: ____________________


(4) The undersigned hereby attaches written notification to the Company that the exercise of this Warrant and issuance of the Common Stock thereunder is either registered under the Securities Act of 1933 and applicable state securities laws or is exempt from registration thereunder, and the basis for such assertion.



                                        ________________________________________
                                        (Name)

_______________________                 ________________________________________
(Date)                                  (Signature)

                                        ________________________________________
                                        (Address)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant of Crystallex International Corporation and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_____________________________________________________________________.



_____________________________________________________________________

                                              Dated:  _______________


              Holder's Signature:       _____________________________

                Holder's Address:       _____________________________

                                        _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.